PROSPER

Fourth Quarter 2018
Earnings Release & Supplemental Financial Information

NATIONAL STORAGE
AFFILIATES

Table of Contents

Page

1	Earnings Release

7	Consolidated Statements of Operations

8	Consolidated Balance Sheets

9	Schedule 1 - Funds From Operations and Core Funds From Operations

11	Schedule 2 - Other Non-GAAP Financial Measurements

12	Schedule 3 - Portfolio Summary

14	Schedule 4 - Debt and Equity Capitalization

16	Schedule 5 - Summarized Information for Unconsolidated Real Estate Ventures

17	Schedule 6 - Same Store Performance Summary

21	Schedule 7 - Reconciliation of Same Store Data and Net Operating Income to Net Income

22	Schedule 8 - Selected Financial Information

23	Glossary

February 25, 2019

National Storage Affiliates Trust Reports 2018 Fourth Quarter and Full Year Results

GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust (“NSA” or the "Company") (NYSE: NSA) today reported the Company’s fourth quarter and full year 2018 results.
Fourth Quarter 2018 Highlights

•	Reported loss per share of $0.16 for the fourth quarter of 2018.

•	Reported core funds from operations ("Core FFO") of $0.37 per share for the fourth quarter of 2018, an increase of 15.6% compared to the fourth quarter of 2017.

•
Achieved same store net operating income ("NOI") growth of 5.3% for the fourth quarter of 2018 compared to the same period in 2017, driven by a 4.2% increase in same store total revenues and a 2.0% increase in same store property operating expenses.

•	Acquired seven wholly-owned self storage properties for $51.4 million during the fourth quarter of 2018.
Full Year 2018 Highlights

•	Reported earnings per share of $0.07 for full year 2018.

•	Reported Core FFO of $1.38 per share for full year 2018, an increase of 11.3% compared to full year 2017.

•
Achieved same store NOI growth of 4.7% for full year 2018 compared to full year 2017, driven by a 4.0% increase in same store total revenues and a 2.6% increase in same store property operating expenses.

•	Acquired 57 wholly-owned self storage properties for $356.6 million and invested in 106 joint venture properties valued at $1.3 billion during full year 2018.

•	Completed an offering of 5,900,000 common shares resulting in net proceeds of approximately $176 million.

•	Added Southern Self Storage of Palm Beach Gardens, Florida as NSA’s ninth Participating Regional Operator (“PRO”), with first properties contributed in January 2019.
Highlights Subsequent to Year-End

•	Entered into definitive agreements to add Moove In Self Storage of York, Pennsylvania as NSA’s tenth PRO.

•	Acquired 23 wholly-owned self storage properties for approximately $147.0 million.
Arlen Nordhagen, Chairman and Chief Executive Officer, commented, "2018 was a banner year for the growth of NSA and our iStorage brand, with the formation of our 2018 Joint Venture and our investment in nearly $1.7 billion of self storage properties. We're excited to carry this momentum into 2019 as we have closed on the addition of our previously announced ninth PRO, Southern Self Storage, and entered into agreements to add our tenth PRO, Moove In Self Storage. Moove In is led by John Gilliland, a past Chairman of the national Self Storage Association, and his team brings decades of valuable experience in the northeastern U.S. self storage market to NSA."

Financial Results

($ in thousands, except per share and unit data)	Three Months Ended December 31,			Year Ended December 31,
	2018	2017	Growth	2018	2017	Growth
Net income	$14,483	$12,015	20.5%	$56,326	$45,998	22.5%

Funds From Operations ("FFO")(1)	$32,201	$23,482	37.1%	$116,378	$90,584	28.5%
Add back acquisition costs and NSA's share of unconsolidated real estate venture acquisition costs	192	143	34.3%	663	615	7.8%
Core FFO(1)	$32,393	$23,625	37.1%	$117,041	$91,199	28.3%

Earnings (loss) per share - basic and diluted	$(0.16)	$(0.08)	100.0%	$0.07	$0.01	600.0%

FFO per share and unit(1)	$0.37	$0.31	19.4%	$1.37	$1.23	11.4%
Core FFO per share and unit(1)	$0.37	$0.32	15.6%	$1.38	$1.24	11.3%

(1) Non-GAAP financial measures, including FFO, Core FFO and NOI, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Net income increased $2.5 million for the fourth quarter of 2018 and increased $10.3 million for full year 2018 as compared to the same periods in 2017. The increase was primarily the result of incremental NOI generated from 57 wholly-owned self storage properties acquired during full year 2018 and same store NOI growth, partially offset by increases in depreciation and amortization and interest expense.
The increases in FFO and Core FFO for the fourth quarter of 2018 and full year 2018 were primarily the result of incremental NOI from properties acquired during full year 2018, same store NOI growth, and incremental FFO from the Company's unconsolidated real estate ventures, partially offset by higher interest expense and the payment of dividends on preferred shares.
Same Store Operating Results (376 Properties)

($ in thousands, except per square foot data)	Three Months Ended December 31,			Year Ended December 31,
	2018	2017	Growth	2018	2017	Growth
Total revenues	$63,951	$61,356	4.2%	$251,811	$242,074	4.0%
Property operating expenses	19,878	19,484	2.0%	79,591	77,576	2.6%
Net Operating Income (NOI)	$44,073	$41,872	5.3%	$172,220	$164,498	4.7%
NOI Margin	68.9%	68.2%	0.7%	68.4%	68.0%	0.4%

Average Occupancy	88.4%	88.9%	(0.5)%	89.0%	89.2%	(0.2)%
Average Annualized Rental Revenue Per Occupied Square Foot	$12.28	$11.76	4.4%	$12.02	$11.55	4.1%
Year-over-year same store total revenues increased 4.2% for the fourth quarter of 2018 and 4.0% for full year 2018 as compared to the same periods in 2017. The increase in the fourth quarter of 2018 was driven primarily by a 4.4% increase in average annualized rental revenue per occupied square foot partially offset by a 50 basis point decrease in average occupancy. The full year 2018 increase resulted primarily from a 4.1% increase in average annualized rental revenue per occupied square foot partially offset by a 20 basis point decrease in average occupancy.

Year-over-year same store property operating expenses increased 2.0% for the fourth quarter of 2018 and 2.6% for full year 2018 as compared to the same periods in 2017. These increases primarily resulted from increases in property taxes, personnel costs and repairs and maintenance expenses.
Investment Activity
NSA acquired seven wholly-owned self storage properties located in four states consisting of approximately 0.4 million rentable square feet configured in approximately 3,000 storage units during the fourth quarter of 2018. Consideration for these acquisitions included approximately $49.2 million of net cash, the issuance of approximately $2.0 million of OP equity and the assumption of approximately $0.2 million of other working capital liabilities.
During the year ended December 31, 2018, NSA formed the 2018 Joint Venture, in which the Company has a 25% ownership interest, with an affiliate of Heitman America Real Estate REIT LLC. In September 2018, the 2018 Joint Venture completed the acquisition of a portfolio of 112 self storage properties located across 17 states and Puerto Rico, consisting of over 8 million rentable square feet configured in over 68,000 storage units for an aggregate purchase price of approximately $1.325 billion. Immediately following the closing of the acquisition, the 2018 Joint Venture distributed the six self storage properties in the portfolio located in Puerto Rico and a single self storage property located in Ohio to NSA.
Including the seven self storage properties acquired by NSA from the 2018 Joint Venture discussed above, during the full year 2018, NSA invested $356.6 million in the acquisition of 57 wholly-owned self storage properties located in 13 states and Puerto Rico consisting of approximately 3.2 million rentable square feet configured in approximately 28,000 storage units.
During the year ended December 31, 2018, NSA's 2016 Joint Venture invested in three self storage properties and an expansion project at an existing property for $28.5 million, comprising approximately 0.2 million rentable square feet, configured in approximately 1,300 storage units.
Subsequent to December 31, 2018, NSA acquired 23 wholly-owned self storage properties located in six states consisting of approximately 1.3 million rentable square feet configured in approximately 11,000 storage units for approximately $147.0 million. Consideration for these acquisitions included approximately $122.9 million of net cash, the issuance of approximately $23.7 million of OP units, subordinated performance units and Series A-1 preferred units and the assumption of approximately $0.4 million of other working capital liabilities.
In addition, in February 2019, NSA entered into definitive agreements to add Moove In Self Storage of York, Pennsylvania as NSA’s tenth PRO. Moove In currently owns 19 self storage properties and operates a total of 23 self storage properties under the Moove In Self Storage brand in Pennsylvania, Maryland, New Jersey, and New York. Upon closing, Moove In intends to contribute six self storage properties to NSA as part of the initial contribution transaction, and Moove In's remaining properties will be added to NSA's captive pipeline. The Company expects the initial contribution transaction and related closing documentation, including the entry into a facilities portfolio management agreement, to close during the first quarter of 2019, subject to customary closing conditions.
Balance Sheet
NSA entered into an agreement with a lender for a new $75 million term loan during the fourth quarter of 2018. The term loan matures in ten years and has an effective interest rate of 4.62%. NSA used the proceeds from the term loan to repay outstanding amounts under its revolving line of credit.
Common Share Dividends
On February 21, 2019, NSA's Board of Trustees declared a quarterly cash dividend of $0.30 per common share, which will be paid on March 29, 2019 to shareholders of record as of March 15, 2019.

2019 Guidance
Tamara Fischer, President and Chief Financial Officer, commented, "Our same store pool in 2019 will increase by 63 stores for a total of 439 stores. These newly added stores are geographically diversified across 19 states and we anticipate these stores to have a relatively neutral impact on our projected 2019 same store revenue growth.  In addition, we've already acquired or have under contract to acquire an additional 30 wholly-owned self storage properties for approximately $190 million during the first quarter of 2019, reflecting our continued commitment to our growth initiatives as we begin 2019."
The following table outlines NSA's FFO guidance estimates and related assumptions for the year ended December 31, 2019:

	Ranges for Full Year 2019
	Low	High
Core FFO per share(1)	$1.48	$1.52

Same store operations (439 stores)
Total revenue growth	2.5%	3.5%
Property operating expenses growth	2.5%	3.5%
NOI growth	2.5%	3.5%

General and administrative expenses (as a percent of revenue)	11.0%	12.0%
General and administrative expenses (excluding equity-based compensation)	10.0%	10.5%
Equity-based compensation	1.0%	1.5%

Management fees and other revenue, in millions	$20.0	$21.0
Core FFO from unconsolidated real estate venture, in millions	$15.0	$16.0

Subordinated performance unit distributions, in millions	$32.0	$34.0

Wholly-owned acquisitions, in millions	$300.0	$500.0
Joint venture acquisitions, in millions	$20.0	$100.0

(1) The following table provides a reconciliation of the range of estimated earnings (loss) per share - diluted to estimated Core FFO per share and unit:
	Ranges for Full Year 2019
	Low	High
Earnings (loss) per share - diluted	$0.10	$0.20
Impact of the difference in weighted average number of shares and GAAP accounting for noncontrolling interests, two-class method and treasury stock method	0.44	0.36
Add real estate depreciation and amortization, including NSA's share of unconsolidated venture real estate depreciation and amortization	1.29	1.33
FFO attributable to subordinated unitholders	(0.36)	(0.38)
Add acquisition costs and NSA's share of unconsolidated real estate venture acquisition costs	0.01	0.01
Core FFO per share and unit	$1.48	$1.52
Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at http://ir.nationalstorageaffiliates.com/quarterly-reporting and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on February 25, 2019.

Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentation of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00pm Eastern Time on Monday, February 25, 2019 to discuss its financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nationalstorageaffiliates.com.
Conference Call and Webcast:
Date/Time: Monday, February 25, 2019, 1:00pm ET
Webcast available at: www.nationalstorageaffiliates.com
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014
Replay:
Domestic (Toll Free US & Canada): 877.660.6853
International: 201.612.7415
Conference ID: 13686870
A replay of the call will be available for one week through Monday, March 4, 2019. A replay of the webcast will be available for 30 days on NSA's website at www.nationalstorageaffiliates.com.
Upcoming Industry Conferences
NSA management is scheduled to participate in the 2019 Wells Fargo Real Estate Forum on February 27, 2019 in New York, New York and in Citi’s 2019 Global Property CEO Conference on March 4 – 6, 2019 in Hollywood, Florida.
About National Storage Affiliates Trust
National Storage Affiliates Trust is a Maryland real estate investment trust focused on the ownership, operation and acquisition of self storage properties located within the top 100 metropolitan statistical areas throughout the United States. The Company currently holds ownership interests in and operates 698 self storage properties located in 34 states and Puerto Rico with approximately 44.3 million rentable square feet. NSA is one of the largest owners and operators of self storage properties among public and private companies in the U.S. For more information, please visit the Company’s website at www.nationalstorageaffiliates.com. NSA is included in the MSCI US REIT Index (RMS/RMZ), the Russell 2000 Index of Companies and the S&P SmallCap 600 Index.

NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, the debt and lending markets or the general economy; the Company's business and investment strategy; the acquisition of properties, including those under contract, our ability to execute on our acquisition pipeline; the timing of acquisitions under contract; and the Company's guidance estimates for the year ended December 31, 2019. For a further list and description of such risks and uncertainties, see the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
CONTACT:
National Storage Affiliates Trust
Investor/Media Relations
George Hoglund, CFA
Vice President - Investor Relations
720.630.2160
ghoglund@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
REVENUE
Rental revenue	$81,826	$69,101	$308,403	$251,814
Other property-related revenue	2,626	2,184	10,183	8,255
Management fees and other revenue	4,846	2,083	12,310	8,061
Total revenue	89,298	73,368	330,896	268,130
OPERATING EXPENSES
Property operating expenses	26,913	23,285	103,875	84,455
General and administrative expenses	10,606	7,994	36,220	30,060
Depreciation and amortization	22,921	20,169	89,147	75,115
Total operating expenses	60,440	51,448	229,242	189,630
Income from operations	28,858	21,920	101,654	78,500
OTHER (EXPENSE) INCOME
Interest expense	(11,961)	(9,280)	(42,724)	(34,068)
Equity in losses of unconsolidated real estate ventures	(1,713)	(79)	(1,423)	(2,339)
Acquisition costs	(192)	(143)	(663)	(593)
Non-operating (expense) income	(160)	17	(91)	(58)
(Loss) gain on sale of self storage properties	—	(28)	391	5,715
Other expense	(14,026)	(9,513)	(44,510)	(31,343)
Income before income taxes	14,832	12,407	57,144	47,157
Income tax expense	(349)	(392)	(818)	(1,159)
Net income	14,483	12,015	56,326	45,998
Net income attributable to noncontrolling interests	(21,119)	(13,247)	(42,217)	(43,037)
Net (loss) income attributable to National Storage Affiliates Trust	(6,636)	(1,232)	14,109	2,961
Distributions to preferred shareholders	(2,587)	(2,300)	(10,350)	(2,300)
Net (loss) income attributable to common shareholders	$(9,223)	$(3,532)	$3,759	$661
Earnings (loss) per share - basic and diluted	$(0.16)	$(0.08)	$0.07	$0.01
Weighted average shares outstanding - basic and diluted	56,571	45,775	53,293	44,423

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	December 31,
	2018	2017
ASSETS
Real estate
Self storage properties	$2,637,723	$2,275,233
Less accumulated depreciation	(246,261)	(170,358)
Self storage properties, net	2,391,462	2,104,875
Cash and cash equivalents	13,181	13,366
Restricted cash	3,182	3,041
Debt issuance costs, net	1,260	2,185
Investment in unconsolidated real estate ventures	245,125	89,093
Other assets, net	75,053	52,615
Assets held for sale	—	1,555
Total assets	$2,729,263	$2,266,730
LIABILITIES AND EQUITY
Liabilities
Debt financing	$1,278,102	$958,097
Accounts payable and accrued liabilities	33,130	24,459
Deferred revenue	15,732	12,687
Total liabilities	1,326,964	995,243
Equity
Preferred shares of beneficial interest, par value $0.01 per share. 50,000,000 authorized, 6,900,000 issued and outstanding at December 31, 2018 and 2017, at liquidation preference	172,500	172,500
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 56,654,009 and 50,284,934 shares issued and outstanding at December 31, 2018 and 2017, respectively	567	503
Additional paid-in capital	844,276	711,467
Distributions in excess of earnings	(114,122)	(55,729)
Accumulated other comprehensive income	13,618	12,282
Total shareholders' equity	916,839	841,023
Noncontrolling interests	485,460	430,464
Total equity	1,402,299	1,271,487
Total liabilities and equity	$2,729,263	$2,266,730

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income to FFO and Core FFO

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income	$14,483	$12,015	$56,326	$45,998
Add (subtract):
Real estate depreciation and amortization	22,606	19,896	87,938	73,669
Company's share of unconsolidated real estate venture real estate depreciation and amortization	5,524	1,464	10,233	7,296
Loss (gain) on sale of self storage properties	—	28	(391)	(5,715)
Company's share of unconsolidated real estate venture loss on sale of properties	—	—	205	—
Distributions to preferred shareholders and unitholders	(2,716)	(2,300)	(10,822)	(2,300)
FFO attributable to subordinated performance unitholders (1)	(7,696)	(7,621)	(27,111)	(28,364)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	32,201	23,482	116,378	90,584
Add:
Acquisition costs	192	143	663	593
Company's share of unconsolidated real estate venture acquisition costs	—	—	—	22
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$32,393	$23,625	$117,041	$91,199

Weighted average shares and units outstanding - FFO and Core FFO:(2)
Weighted average shares outstanding - basic	56,571	45,775	53,293	44,423
Weighted average restricted common shares outstanding	28	27	29	25
Weighted average OP units outstanding	28,881	26,549	28,977	26,126
Weighted average DownREIT OP unit equivalents outstanding	1,835	1,835	1,835	1,835
Weighted average LTIP units outstanding	708	547	694	957
Total weighted average shares and units outstanding - FFO and Core FFO	88,023	74,733	84,828	73,366

FFO per share and unit	$0.37	$0.31	$1.37	$1.23
Core FFO per share and unit	$0.37	$0.32	$1.38	$1.24

(1) Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2) NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in the Company's operating partnership on a one-for-one basis, subject to certain adjustments in each case. Subordinated performance units, DownREIT subordinated performance units, and LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). See footnote(3) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

Supplemental Schedule 1 (continued)

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings (Loss) Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Earnings (loss) per share - diluted	$(0.16)	$(0.08)	$0.07	$0.01
Impact of the difference in weighted average number of shares(3)	0.06	0.02	(0.03)	—
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(4)	0.24	0.18	0.49	0.59
Add real estate depreciation and amortization	0.26	0.27	1.04	1.00
Add Company's share of unconsolidated real estate venture real estate depreciation and amortization	0.06	0.02	0.12	0.10
Subtract gain on sale of self storage properties	—	—	—	(0.08)
FFO attributable to subordinated performance unitholders	(0.09)	(0.10)	(0.32)	(0.39)
FFO per share and unit	0.37	0.31	1.37	1.23
Add acquisition costs and Company's share of unconsolidated real estate venture acquisition costs	—	0.01	0.01	0.01
Core FFO per share and unit	$0.37	$0.32	$1.38	$1.24

(3) Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares and the treasury stock method for certain unvested LTIP units, and assumes the conversion of vested LTIP units into OP units on a one-for-one basis and the hypothetical conversion of subordinated performance units, and DownREIT subordinated performance units into OP units, even though such units may only be convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. For additional information about the conversion of subordinated performance units and DownREIT subordinated performance units into OP units, see Note 10 to the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(4) Represents the effect of adjusting the numerator to consolidated net income (loss) prior to GAAP allocations for noncontrolling interests, after deducting preferred share and unit distributions, and before the application of the two-class method and treasury stock method, as described in footnote(3).

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income	$14,483	$12,015	$56,326	$45,998
(Subtract) add:
Management fees and other revenue	(4,846)	(2,083)	(12,310)	(8,061)
General and administrative expenses	10,606	7,994	36,220	30,060
Depreciation and amortization	22,921	20,169	89,147	75,115
Interest expense	11,961	9,280	42,724	34,068
Equity in losses of unconsolidated real estate ventures	1,713	79	1,423	2,339
Acquisition costs	192	143	663	593
Income tax expense	349	392	818	1,159
Loss (gain) on sale of self storage properties	—	28	(391)	(5,715)
Non-operating expense (income)	160	(17)	91	58
Net Operating Income	$57,539	$48,000	$214,711	$175,614

EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income	$14,483	$12,015	$56,326	$45,998
Add:
Depreciation and amortization	22,921	20,169	89,147	75,115
Company's share of unconsolidated real estate venture depreciation and amortization	5,524	1,464	10,233	7,296
Interest expense	11,961	9,280	42,724	34,068
Income tax expense	349	392	818	1,159
EBITDA	55,238	43,320	199,248	163,636
Add (subtract):
Acquisition costs	192	143	663	593
Company's share of unconsolidated real estate venture acquisition costs	—	—	—	22
Loss (gain) on sale of self storage properties	—	28	(391)	(5,715)
Company's share of unconsolidated real estate venture loss on sale of properties	—	—	205	—
Equity-based compensation expense	1,029	920	3,837	3,764
Adjusted EBITDA	$56,459	$44,411	$203,562	$162,300

Supplemental Schedule 3

Portfolio Summary
As of December 31, 2018
(dollars in thousands) (unaudited)

Total Owned Store Data by State					Total Operated Store Data by State

State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End	State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End
California	83	49,569	6,226,522	89.2%	California	93	55,770	6,980,522	89.2%
Texas	60	24,150	3,417,208	88.0%	Texas	64	26,462	3,680,357	87.5%
Oregon	60	24,298	3,076,899	82.5%	Florida	61	38,586	4,071,545	85.6%
Georgia	34	14,062	1,897,977	87.0%	Oregon	60	24,298	3,076,899	82.5%
Florida	34	23,490	2,355,949	86.1%	Georgia	45	20,211	2,770,284	87.7%
North Carolina	33	15,394	1,885,559	91.8%	Oklahoma	36	16,118	2,196,699	85.1%
Oklahoma	30	13,875	1,902,947	85.1%	North Carolina	33	15,394	1,885,559	91.8%
Arizona	29	16,062	1,825,563	85.9%	Arizona	31	17,071	1,935,393	85.9%
Indiana	16	8,790	1,135,080	88.8%	Michigan	24	15,483	1,963,048	87.5%
Kansas	16	5,737	762,949	82.8%	Ohio	22	12,350	1,518,414	88.0%
Washington	15	4,950	623,996	83.9%	Nevada	17	8,225	1,088,893	90.6%
Louisiana	14	6,323	858,719	83.0%	Indiana	16	8,790	1,135,080	88.8%
Nevada	13	6,606	836,616	91.8%	Kansas	16	5,737	762,949	82.8%
Colorado	11	5,054	615,463	86.8%	Alabama	15	6,335	940,652	88.3%
New Hampshire	10	4,186	509,720	92.7%	Washington	15	4,950	623,996	83.9%
Ohio	8	3,572	454,168	88.9%	New Jersey	15	10,519	1,225,270	89.8%
Other(1)	33	16,371	1,980,228	85.9%	Louisiana	14	6,323	858,719	83.0%
Total	499	242,489	30,365,563	87.1%	Colorado	11	5,054	615,463	86.8%
					New Hampshire	10	4,186	509,720	92.7%
					Other(2)	77	43,601	5,141,227	84.9%
					Total	675	345,463	42,980,689	87.0%

(1) Other states and territories in NSA's owned portfolio as of December 31, 2018 include Alabama, Illinois, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Mexico, South Carolina, Virginia and Puerto Rico.

(2) Other states and territories in NSA's operated portfolio as of December 31, 2018 include Delaware, Illinois, Kentucky, Maryland, Massachusetts, Minnesota, Mississippi, Missouri, New Mexico, New York, Pennsylvania, Rhode Island, South Carolina, Tennessee, Virginia and Puerto Rico.

Supplemental Schedule 3 (continued)

Portfolio Summary
(dollars in thousands) (unaudited)

2018 Acquisition & Investment Activity

Self Storage Properties Acquired During the Quarter Ended:				Summary of Investment
	Stores	Units	Rentable Square Feet	Cash and Acquisition Costs	Value of OP Equity	Mortgages Assumed	Other Liabilities	Total

March 31, 2018	25	12,002	1,352,592	$105,135	$22,403	$7,581	$670	$135,789
June 30, 2018	12	4,485	544,466	62,470	—	—	467	62,937
September 30, 2018	13	8,410	906,220	102,012	3,660	—	856	106,528
December 31, 2018	7	3,263	408,485	49,221	2,000	—	174	51,395
Total Acquisitions(3)	57	28,160	3,211,763	$318,838	$28,063	$7,581	$2,167	$356,649

Unconsolidated Real Estate Ventures (at 100%)(4)
March 31, 2018	1	481	64,745	9,394	—	—	66	9,460
September 30, 2018	105	63,457	7,729,273	1,278,312	—	—	7,028	1,285,340
Total Investments(4)	163	92,098	11,005,781	$1,606,544	$28,063	$7,581	$9,261	$1,651,449

2018 Disposition & Divestiture Activity

Dispositions Closed During the Quarter Ended:	Stores	Units	Rentable Square Feet	Gross Proceeds

March 31, 2018	1	327	44,689	$2,200
June 30, 2018	1	1,152	56,000	3,300
Total Dispositions(5)	2	1,479	100,689	$5,500
Unconsolidated Real Estate Ventures (at 100%)(4)
September 30, 2018	1	777	195,400	9,250
Total 2018 Divestitures(4)	3	2,256	296,089	$14,750

(3) NSA acquired self storage properties located in Arizona, California, Florida, Georgia, Kansas, Maryland, Missouri, Nevada, North Carolina, Ohio, Oregon, Puerto Rico, Texas and Washington during 2018.

(4) Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%.
(5) NSA disposed of self storage properties located in Florida and Washington during 2018.

Supplemental Schedule 4

Debt and Equity Capitalization
As of December 31, 2018
(unaudited)

Debt Balances and Characteristics (dollars in thousands)

	Effective Interest Rate(1)	Weighted Average Maturity (In Years)	Balance
Credit Facility:
Revolving line of credit	3.90%	1.35	$139,500
Term loan - Tranche A	2.91%	2.35	235,000
Term loan - Tranche B	2.94%	3.35	155,000
Term loan - Tranche C	3.71%	5.09	105,000
Term loan - Tranche D	3.79%	4.08	125,000
Term loan facility - 2023	3.13%	4.50	175,000
Term loan facility - 2028	4.62%	10.00	75,000
Fixed rate mortgages payable	4.18%	6.76	268,138
Total Principal/Weighted Average	3.58%	4.44	1,277,638
Unamortized debt issuance costs and debt premium, net			464
Total Debt			$1,278,102

Debt Maturities (dollars in millions)

Debt Ratios

	Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA	n/a	5.6x
Trailing Twelve Month Fixed Charge Coverage Ratio	> 1.5x	3.2x
Total Leverage Ratio	< 60.0%	42.7%

(1) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable. For the revolving line of credit, the effective interest rate excludes fees which range from 0.15% to 0.25% for unused borrowings.

Supplemental Schedule 4 (continued)

Debt and Equity Capitalization
As of December 31, 2018
(unaudited)

Preferred Shares and Units

	Outstanding
6.000% Series A perpetual preferred shares of beneficial interest	6,900,000
6.000% Series A-1 cumulative redeemable preferred units	343,719

Common Shares and Units

	Outstanding	If Converted
Common shares of beneficial interest	56,626,127	56,626,127
Restricted common shares	27,882	27,882
Total shares outstanding	56,654,009	56,654,009
Operating partnership units	28,874,103	28,874,103
DownREIT operating partnership unit equivalents	1,834,786	1,834,786
Total operating partnership units	30,708,889	30,708,889
Long-term incentive plan units(2)	707,671	707,671
Total shares and Class A equivalents outstanding	88,070,569	88,070,569
Subordinated performance units(3)	10,749,475	14,189,307
DownREIT subordinated performance unit equivalents(3)	4,386,999	5,790,839
Total subordinated partnership units	15,136,474	19,980,146
Total common shares and units outstanding	103,207,043	108,050,715

(2) Balances exclude 224,000 long-term incentive plan ("LTIP") units which only vest and participate in dividend distributions upon the future contribution of properties from the PROs.
(3) If converted balance assumes that each subordinated performance unit (including each DownREIT subordinated performance unit) is convertible into OP units, notwithstanding the two-year lock-out period on conversions for certain series of subordinated performance units, and that each subordinated performance unit would on average convert on a hypothetical basis into an estimated 1.32 OP units based on historical financial information for the trailing twelve months ended December 31, 2018. The hypothetical conversions are calculated by dividing the average cash available for distribution, or CAD, per subordinated performance unit by 110% of the CAD per OP unit over the same period. The Company anticipates that as CAD grows over time, the conversion ratio will also grow, including to levels that may exceed these amounts.

Supplemental Schedule 5

Summarized Information for Unconsolidated Real Estate Ventures
(dollars in thousands) (unaudited)

Combined Balance Sheet Information

Total Venture at 100%(1)	December 31, 2018	December 31, 2017
ASSETS
Self storage properties, net	$1,894,412	$655,973
Other assets	50,915	8,397
Total assets	$1,945,327	$664,370
LIABILITIES AND EQUITY
Debt financing	$956,357	$317,359
Other liabilities	16,516	4,855
Equity	972,454	342,156
Total liabilities and equity	$1,945,327	$664,370

Combined Operating Information

	Three Months Ended December 31, 2018
	Total Venture at 100%(1)	NSA Proportionate Share (Venture at 25%)(2)
Total revenue	$41,415	$10,354
Property operating expenses	13,170	3,293
Net operating income	28,245	7,061
Supervisory, administrative and other expenses	(2,674)	(669)
Depreciation and amortization	(22,095)	(5,524)
Interest expense	(10,055)	(2,514)
Acquisition and other expenses	(344)	(86)
Net loss	$(6,923)	$(1,732)
Add (subtract):
Company's share of unconsolidated real estate venture real estate depreciation and amortization		5,524
Company's share of FFO and Core FFO from unconsolidated real estate ventures		$3,792

(1) Values represent entire unconsolidated real estate venture at 100%, not NSA's proportionate share. NSA's ownership in the unconsolidated real estate venture is 25%.
(2) NSA's proportionate share of its unconsolidated real estate venture is derived by applying NSA's 25% ownership interest to each line item in the GAAP financial statements of the unconsolidated real estate venture to calculate NSA's share of that line item. NSA believes this information offers insights into the financial performance of the Company, although the presentation of such information, and its combination with NSA's consolidated results, may not accurately depict the legal and economic implications of holding a noncontrolling interest in the unconsolidated real estate venture. The operating agreement of the unconsolidated real estate venture provides for the distribution of net cash flow to the unconsolidated real estate venture’s investors no less than monthly, generally in proportion to the investors’ respective ownership interests, subject to a promoted distribution to NSA upon the achievement of certain performance benchmarks by the non-NSA investor.

Supplemental Schedule 6

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended December 31, 2018 compared to Three Months Ended December 31, 2017

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	4Q 2018	4Q 2017	Growth	4Q 2018	4Q 2017	Growth	4Q 2018	4Q 2017	Growth	4Q 2018	4Q 2017	Growth
California	77	$18,701	$17,528	6.7%	$5,383	$5,176	4.0%	$13,318	$12,352	7.8%	71.2%	70.5%	0.7%
Oregon	55	9,140	9,172	(0.3)%	2,429	2,424	0.2%	6,711	6,748	(0.5)%	73.4%	73.6%	(0.2)%
Texas	51	6,404	6,158	4.0%	2,273	2,363	(3.8)%	4,131	3,795	8.9%	64.5%	61.6%	2.9%
Oklahoma	30	3,749	3,672	2.1%	1,180	1,208	(2.3)%	2,569	2,464	4.3%	68.5%	67.1%	1.4%
North Carolina	28	4,016	3,845	4.4%	1,470	1,149	27.9%	2,546	2,696	(5.6)%	63.4%	70.1%	(6.7)%
Florida	20	5,035	4,879	3.2%	1,507	1,537	(2.0)%	3,528	3,342	5.6%	70.1%	68.5%	1.6%
Georgia	20	2,063	1,938	6.4%	760	701	8.4%	1,303	1,237	5.3%	63.2%	63.8%	(0.6)%
Arizona	15	3,074	2,944	4.4%	874	880	(0.7)%	2,200	2,064	6.6%	71.6%	70.1%	1.5%
Indiana	14	2,230	2,066	7.9%	744	754	(1.3)%	1,486	1,312	13.3%	66.6%	63.5%	3.1%
Washington	13	1,812	1,790	1.2%	519	525	(1.1)%	1,293	1,265	2.2%	71.4%	70.7%	0.7%
Colorado	10	1,668	1,629	2.4%	532	522	1.9%	1,136	1,107	2.6%	68.1%	68.0%	0.1%
Louisiana	10	1,433	1,429	0.3%	490	408	20.1%	943	1,021	(7.6)%	65.8%	71.4%	(5.6)%
Other(1)	33	4,626	4,306	7.4%	1,717	1,837	(6.5)%	2,909	2,469	17.8%	62.9%	57.3%	5.6%
Total/Weighted Average	376	$63,951	$61,356	4.2%	$19,878	$19,484	2.0%	$44,073	$41,872	5.3%	68.9%	68.2%	0.7%

(1) Other states in NSA's same store portfolio include Alabama, Kentucky, Mississippi, Nevada, New Hampshire, New Mexico, Ohio and South Carolina.

Supplemental Schedule 6 (continued)

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended December 31, 2018 compared to Three Months Ended December 31, 2017
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		4Q 2018	4Q 2017	Growth	4Q 2018	4Q 2017	Growth	4Q 2018	4Q 2017	Growth
California	46,480	5,819,811	89.1%	90.8%	(1.7)%	89.7%	91.3%	(1.6)%	$13.72	$12.59	9.0%
Oregon	22,480	2,834,113	82.6%	85.9%	(3.3)%	84.2%	87.4%	(3.2)%	15.02	14.59	2.9%
Texas	19,966	2,819,416	88.4%	88.5%	(0.1)%	89.0%	88.7%	0.3%	9.95	9.62	3.4%
Oklahoma	13,875	1,902,947	85.1%	83.6%	1.5%	85.4%	84.6%	0.8%	8.97	8.89	0.9%
North Carolina	12,578	1,536,184	90.8%	89.4%	1.4%	91.2%	90.2%	1.0%	11.03	10.67	3.4%
Florida	14,054	1,465,494	87.5%	88.4%	(0.9)%	87.9%	89.2%	(1.3)%	15.14	14.90	1.6%
Georgia	6,861	914,949	89.6%	89.4%	0.2%	89.3%	91.6%	(2.3)%	9.78	9.33	4.8%
Arizona	8,390	983,465	85.7%	86.5%	(0.8)%	87.2%	88.1%	(0.9)%	13.88	13.13	5.7%
Indiana	7,840	1,007,510	90.0%	83.7%	6.3%	91.0%	84.1%	6.9%	9.48	9.52	(0.4)%
Washington	4,462	557,421	83.5%	88.4%	(4.9)%	85.6%	89.9%	(4.3)%	14.89	14.09	5.7%
Colorado	4,637	564,681	87.4%	90.0%	(2.6)%	89.2%	91.8%	(2.6)%	12.97	12.31	5.4%
Louisiana	4,520	629,928	83.4%	83.6%	(0.2)%	83.2%	83.8%	(0.6)%	10.74	10.66	0.8%
Other(1)	13,834	1,797,307	91.0%	89.1%	1.9%	91.9%	89.8%	2.1%	10.92	10.43	4.7%
Total/Weighted Average	179,977	22,833,226	87.6%	88.1%	(0.5)%	88.4%	88.9%	(0.5)%	$12.28	$11.76	4.4%

(1) Other states in NSA's same store portfolio include Alabama, Kentucky, Mississippi, Nevada, New Hampshire, New Mexico, Ohio and South Carolina.

Supplemental Schedule 6 (continued)

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)

Year Ended December 31, 2018 compared to Year Ended December 31, 2017

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	YTD 2018	YTD 2017	Growth	YTD 2018	YTD 2017	Growth	YTD 2018	YTD 2017	Growth	YTD 2018	YTD 2017	Growth
California	77	$73,020	$68,573	6.5%	$21,560	$20,949	2.9%	$51,460	$47,624	8.1%	70.5%	69.5%	1.0%
Oregon	55	36,857	36,635	0.6%	9,918	9,620	3.1%	26,939	27,015	(0.3)%	73.1%	73.7%	(0.6)%
Texas	51	25,259	24,421	3.4%	9,489	9,421	0.7%	15,770	15,000	5.1%	62.4%	61.4%	1.0%
Oklahoma	30	14,726	14,614	0.8%	4,834	4,841	(0.1)%	9,892	9,773	1.2%	67.2%	66.9%	0.3%
North Carolina	28	15,796	15,208	3.9%	5,106	4,629	10.3%	10,690	10,579	1.0%	67.7%	69.6%	(1.9)%
Florida	20	19,802	18,820	5.2%	6,068	5,916	2.6%	13,734	12,904	6.4%	69.4%	68.6%	0.8%
Georgia	20	8,042	7,679	4.7%	2,966	2,821	5.1%	5,076	4,858	4.5%	63.1%	63.3%	(0.2)%
Arizona	15	12,082	11,736	2.9%	3,584	3,573	0.3%	8,498	8,163	4.1%	70.3%	69.6%	0.7%
Indiana	14	8,712	8,370	4.1%	2,874	3,016	(4.7)%	5,838	5,354	9.0%	67.0%	64.0%	3.0%
Washington	13	7,238	7,013	3.2%	2,147	2,002	7.2%	5,091	5,011	1.6%	70.3%	71.5%	(1.2)%
Colorado	10	6,618	6,402	3.4%	2,199	2,055	7.0%	4,419	4,347	1.7%	66.8%	67.9%	(1.1)%
Louisiana	10	5,731	5,722	0.2%	2,024	2,033	(0.4)%	3,707	3,689	0.5%	64.7%	64.5%	0.2%
Other(1)	33	17,928	16,881	6.2%	6,822	6,700	1.8%	11,106	10,181	9.1%	61.9%	60.3%	1.6%
Total/Weighted Average	376	$251,811	$242,074	4.0%	$79,591	$77,576	2.6%	$172,220	$164,498	4.7%	68.4%	68.0%	0.4%

(1) Other states in NSA's same store portfolio include Alabama, Kentucky, Mississippi, Nevada, New Hampshire, New Mexico, Ohio and South Carolina.

Supplemental Schedule 6 (continued)

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)

Year Ended December 31, 2018 compared to Year Ended December 31, 2017
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		YTD 2018	YTD 2017	Growth	YTD 2018	YTD 2017	Growth	YTD 2018	YTD 2017	Growth
California	46,480	5,819,811	89.1%	90.8%	(1.7)%	91.0%	91.1%	(0.1)%	$13.19	$12.32	7.1%
Oregon	22,480	2,834,113	82.6%	85.9%	(3.3)%	86.1%	89.2%	(3.1)%	14.82	14.28	3.8%
Texas	19,966	2,819,416	88.4%	88.5%	(0.1)%	89.6%	88.4%	1.2%	9.74	9.55	2.0%
Oklahoma	13,875	1,902,947	85.1%	83.6%	1.5%	85.0%	85.3%	(0.3)%	8.85	8.76	1.0%
North Carolina	12,578	1,536,184	90.8%	89.4%	1.4%	90.8%	90.7%	0.1%	10.86	10.46	3.8%
Florida	14,054	1,465,494	87.5%	88.4%	(0.9)%	88.2%	87.4%	0.8%	14.99	14.71	1.9%
Georgia	6,861	914,949	89.6%	89.4%	0.2%	89.4%	92.8%	(3.4)%	9.62	9.12	5.5%
Arizona	8,390	983,465	85.7%	86.5%	(0.8)%	88.4%	89.6%	(1.2)%	13.45	12.84	4.8%
Indiana	7,840	1,007,510	90.0%	83.7%	6.3%	89.1%	84.1%	5.0%	9.46	9.64	(1.9)%
Washington	4,462	557,421	83.5%	88.4%	(4.9)%	87.4%	90.7%	(3.3)%	14.56	13.67	6.5%
Colorado	4,637	564,681	87.4%	90.0%	(2.6)%	90.7%	92.5%	(1.8)%	12.63	11.97	5.5%
Louisiana	4,520	629,928	83.4%	83.6%	(0.2)%	84.1%	84.4%	(0.3)%	10.62	10.62	—
Other(1)	13,834	1,797,307	91.0%	89.1%	1.9%	91.2%	89.8%	1.4%	10.66	10.19	4.6%
Total/Weighted Average	179,977	22,833,226	87.6%	88.1%	(0.5)%	89.0%	89.2%	(0.2)%	$12.02	$11.55	4.1%

(1) Other states in NSA's same store portfolio include Alabama, Kentucky, Mississippi, Nevada, New Hampshire, New Mexico, Ohio and South Carolina.

Supplemental Schedule 7

Reconciliation of Same Store Data and Net Operating Income to Net Income
(dollars in thousands) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Rental revenue
Same store portfolio	$61,978	$59,440	$243,781	$234,321
Non-same store portfolio	19,848	9,661	64,622	17,493
Total rental revenue	81,826	69,101	308,403	251,814

Other property-related revenue
Same store portfolio	1,973	1,916	8,030	7,753
Non-same store portfolio	653	268	2,153	502
Total other property-related revenue	2,626	2,184	10,183	8,255

Property operating expenses
Same store portfolio	19,878	19,484	79,591	77,576
Non-same store portfolio	7,035	3,801	24,284	6,879
Total property operating expenses	26,913	23,285	103,875	84,455

Net operating income
Same store properties	44,073	41,872	172,220	164,498
Non-same store properties	13,466	6,128	42,491	11,116
Total net operating income	57,539	48,000	214,711	175,614

Management fees and other revenue	4,846	2,083	12,310	8,061
General and administrative expenses	(10,606)	(7,994)	(36,220)	(30,060)
Depreciation and amortization	(22,921)	(20,169)	(89,147)	(75,115)
Income from operations	28,858	21,920	101,654	78,500

Other (expense) income
Interest expense	(11,961)	(9,280)	(42,724)	(34,068)
Equity in losses of unconsolidated real estate ventures	(1,713)	(79)	(1,423)	(2,339)
Acquisition costs	(192)	(143)	(663)	(593)
Non-operating (expense) income	(160)	17	(91)	(58)
(Loss) gain on sale of self storage properties	—	(28)	391	5,715
Other expense	(14,026)	(9,513)	(44,510)	(31,343)
Income before income taxes	14,832	12,407	57,144	47,157
Income tax expense	(349)	(392)	(818)	(1,159)
Net income	$14,483	$12,015	$56,326	$45,998

Supplemental Schedule 8

Selected Financial Information
(in thousands, except per square foot data) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$12.28	$11.76	$12.02	$11.55
Total consolidated portfolio	$12.26	$11.64	$11.98	$11.52

Total Consolidated Portfolio Capital Expenditures

Recurring capital expenditures	$1,971	$906	$6,001	$3,495
Value enhancing capital expenditures	414	1,484	3,563	2,755
Acquisitions capital expenditures	1,845	2,804	9,356	8,953
Total Consolidated Portfolio Capital Expenditures	$4,230	$5,194	$18,920	$15,203

Property Operating Expenses Detail

Store payroll and related costs	$7,645	$6,750	$29,518	$24,590
Property tax expense	6,749	5,558	25,692	20,283
Other property operating expenses	12,519	10,977	48,665	39,582
Property operating expenses on the Company's statements of operations	$26,913	$23,285	$103,875	$84,455

General and Administrative Expenses Detail

Supervisory and administrative expenses	$4,352	$3,889	$16,929	$14,439
Equity-based compensation expense	1,029	920	3,837	3,764
Other general and administrative expenses	5,225	3,185	15,454	11,857
General and administrative expenses on the Company's statements of operations	$10,606	$7,994	$36,220	$30,060

Glossary

This Earnings Release and Supplemental Financial Information includes certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

2016 JOINT VENTURE: NSA's 2016 Joint Venture was formed in 2016 with a major state pension fund advised by Heitman Capital Management LLC. NSA's ownership in the 2016 Joint Venture is 25% and NSA earns customary fees for managing and operating the 2016 Joint Venture properties. In connection with the 2016 Joint Venture’s acquisition of an initial portfolio of self storage properties, NSA separately acquired the property management platform related to the initial portfolio, including a property management company, a captive insurance company, and related intellectual property, including the iStorage brand, under which NSA's management platform operates the 2016 Joint Venture.
2018 JOINT VENTURE: NSA's 2018 Joint Venture was formed in 2018 with an affiliate of Heitman America Real Estate REIT LLC to acquire a portfolio of over 100 self storage properties. NSA's ownership in the 2018 Joint Venture is 25% and NSA earns customary fees for managing and operating the 2018 Joint Venture properties. Substantially all of the 2018 Joint Venture properties are operated by NSA's management platform under NSA's iStorage brand.
AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue per the Company's statements of operations (which includes fees and is net of any discounts) by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
VALUE ENHANCING CAPITAL EXPENDITURES: Value enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: NSA defines EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. NSA defines ADJUSTED EBITDA as EBITDA plus acquisition costs, organizational and offering expenses, equity-based compensation expense, losses on sale of properties and impairment of long-lived assets, minus gains on sale of properties and debt forgiveness, and after adjustments for unconsolidated partnerships and joint ventures. These further adjustments eliminate the impact of items that the Company does not consider indicative of its core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. NSA's presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
NSA presents EBITDA and Adjusted EBITDA because the Company believes they assist investors and analysts in comparing the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of the Company's overall long-term incentive compensation package, although the Company excludes it as an expense when evaluating its ongoing operating performance for a particular period;

•	EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; and

•	other companies in NSA's industry may calculate EBITDA and Adjusted EBITDA differently than NSA does, limiting their usefulness as comparative measures.
NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, income from operations, and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of the Company's operating performance. The April 2002 National Policy Bulletin of Nareit, which the Company refers to as the White Paper, as amended, defines FFO as net income (as determined under GAAP), excluding gains (or losses) from sales of real estate and related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. NSA includes amortization of customer in-place leases in real estate depreciation and amortization in the calculation of FFO because the Company believes the amortization of customer in-place leases is analogous to real estate depreciation, as the value of such intangibles is inextricably connected to the real estate acquired. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent NSA's allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders. For purposes of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders, NSA excludes distributions declared on subordinated performance units, DownREIT subordinated performance units, preferred shares and preferred units. NSA defines CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its core operating performance. These further adjustments consist of acquisition costs, organizational and offering costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of NSA's properties. Given the nature of NSA's business as a real estate owner and operator, the Company considers FFO and Core FFO as key supplemental measures of its operating performance that are not specifically defined by GAAP. NSA believes that FFO and Core FFO are useful to management and investors as a starting point in measuring the Company's operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of the Company's operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. NSA's computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of NSA's ability to make cash distributions. NSA believes that to further understand the Company's performance, FFO and Core FFO should be compared with the Company's reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in the Company's consolidated financial statements.
HYPOTHETICAL LIQUIDATION AT BOOK VALUE METHOD: In accordance with GAAP, the Company allocates income (loss) utilizing the hypothetical liquidation at book value ("HLBV") method, in which the Company allocates income or loss based on the change in each unitholders’ claim on the net assets of the Company's operating partnership at period end after adjusting for any distributions or contributions made during such period. The Company uses this method because of the difference between the distribution rights and priorities set forth in the operating partnership's Agreement of Limited Partnership and what is reflected by the underlying percentage ownership interests of the unitholders.
The HLBV method is a balance sheet-focused approach to income (loss) allocation. A calculation is prepared at each balance sheet date to determine the amount that unitholders would receive if the operating partnership were to liquidate all of its assets (at GAAP net book value) and distribute the resulting proceeds to its creditors and unitholders based on the contractually defined liquidation priorities. The difference between the calculated liquidation distribution amounts at the beginning and the end of the reporting period, after adjusting for capital contributions and distributions, is used to derive each unitholder's share of the income (loss) for the period. Due to the stated liquidation priorities and because the HLBV method incorporates non-cash items such as depreciation expense, in any given period, income or loss may be allocated disproportionately to unitholders as compared to their respective ownership percentage in the operating partnership, and net income (loss) attributable to National Storage Affiliates Trust could be more or less net income than actual cash distributions received and more or less income or loss than what may be received in the event of an actual liquidation. Additionally, the HLBV method could result in net income (or net loss) attributable to National Storage Affiliates Trust during a period when the Company reports consolidated net loss (or net income), or net income (or net loss) attributable to National Storage Affiliates Trust in excess of the Company's consolidated net income (or net loss). The computations of basic and diluted earnings (loss) per share may be materially affected by these disproportionate income (loss) allocations, resulting in volatile fluctuations of basic and diluted earnings (loss) per share. Readers and investors are cautioned not to place undue reliance on NSA's income (loss) allocations or earnings (loss) per share without considering the effects described above, including the effect that depreciation and amortization have on income (loss), net book value and the application of the HLBV method.
LONG-TERM INCENTIVE PLAN UNITS: Long-term incentive plan units, or LTIP units, are a special class of partnership interest in NSA's operating partnership that allow the holder to participate in the ordinary and liquidating distributions received by holders of the operating partnership units (subject to the achievement of specified levels of profitability by our operating partnership or the achievement of certain events). Upon vesting, and after achieving parity with operating partnership units, vested LTIP units may be converted into an equal number of operating partnership units, and thereafter have all the rights of operating partnership units, including redemption rights.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: NSA calculates net debt to Adjusted EBITDA as total debt (inclusive of $8.1 million of fair value of debt adjustments and $7.6 million of debt issuance costs) less cash and cash equivalents, divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  NSA defines net operating income, or NOI, as net income (loss), as determined under GAAP, plus general and administrative expenses, depreciation and amortization, interest expense, loss on early extinguishment of debt, equity in earnings (losses) of unconsolidated real estate ventures, acquisition costs, organizational and offering expenses, income tax expense, impairment of long-lived assets, losses on the sale of properties and non-operating expense and by subtracting management fees and other revenue, gains on sale of properties, debt forgiveness, and non-operating income. NOI is not a measure of performance calculated in accordance with GAAP.
NSA believes NOI is useful to investors in evaluating the Company's operating performance because:

•
NOI is one of the primary measures used by NSA's management and the Company's PROs to evaluate the economic productivity of the Company's properties, including the Company's ability to lease its properties, increase pricing and occupancy and control the Company's property operating expenses;

•
NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of NSA's capital structure; and

•
NSA believes NOI helps the Company's investors to meaningfully compare the results of its operating performance from period to period by removing the impact of the Company's capital structure (primarily interest expense on the Company's outstanding indebtedness) and depreciation of the cost basis of NSA's assets from its operating results.

There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect the Company's net income (loss). NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, income from operations and net loss.
NET OPERATING INCOME MARGIN: The ratio of NOI divided by total rental and other property-related revenue.
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OCCUPANCY AT PERIOD END:  Represents total occupied rentable square feet divided by total rentable square feet at period end.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in the Company's operating partnership which are economically equivalent to NSA's common shares. NSA also owns certain of the Company's self storage properties through other consolidated limited partnership subsidiaries of the Company's operating partnership, which the Company refers to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to the Company's OP units, which the Company defines as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.
PROs: Participating regional operators, or "PROs", are NSA's experienced regional self storage operators with local operational focus and expertise. As of December 31, 2018, the Company had eight PROs, SecurCare Self Storage, Northwest Self Storage, Optivest Properties, Guardian Storage Centers, Move It Self Storage, Storage Solutions, Hide-Away and Personal Mini. During the fourth quarter of 2018, NSA entered into definitive agreements to add its ninth PRO, Southern Self Storage, with Southern's first properties contributed to NSA in January 2019.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
RESTRICTED COMMON SHARES: Restricted common shares are common shares that are subject to restrictions on transferability subject to vesting and such other restrictions. Generally, a participant granted restricted common shares has all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive dividends on the restricted common shares. Holders of restricted common shares are prohibited from selling such shares until they vest.
SAME STORE PORTFOLIO: NSA's same store portfolio is defined as those properties owned and operated since the first day of the earliest year presented, excluding any properties sold, expected to be sold or subject to significant changes such as expansions or casualty events which cause the portfolio's year-over-year operating results to no longer be comparable.
SUBORDINATED PERFORMANCE UNITS:  Subordinated performance units, or SP Units, are Class B common units of limited partner interest in the Company's operating partnership. SP units, which are linked to the performance of specific contributed portfolios, are intended to incentivize the Company's PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that the PROs continue to manage on NSA's behalf. Because subordinated performance unit holders receive distributions only after portfolio-specific minimum performance thresholds are satisfied, the Company believes SP units play a key role in aligning the interests of the Company's PROs with NSA and the Company's shareholders. The DownREIT partnerships also issue units of limited partner interest that are intended to be economically equivalent to the Company's SP units, which the Company defines as DOWNREIT SUBORDINATED PERFORMANCE UNIT EQUIVALENTS, or DownREIT SP units.